                                                                     Exhibit (g)


                            FBR NATIONAL BANK & TRUST

                               CUSTODIAN AGREEMENT

This Agreement made this 26TH day of AUGUST, 2003 by and between NAVELLIER MILLENNIUM FUNDS hereinafter referred to as the "Principal", and FBR National Bank & Trust, hereinafter referred to as the "Custodian", a Nationally chartered institution that has been granted certain Trust powers under the Office of the Comptroller of Currency, whose place of business is located in Bethesda, Maryland.

Whereas, the Principal desires that certain securities and other property and/or cash as may be transferred to the Custodian from time to time shall be held and administered by the Custodian pursuant to the terms of this Agreement,

Whereas, the Principal is desirous of appointing the FBR National Bank & Trust as Custodian for the purposes hereinafter set forth,

NOW THEREFORE, THIS AGREEMENT WITNESSETH:

That in consideration of the premises and in the further consideration of the performance by the Custodian of the obligations set forth, in regard to the assets of the above referenced funds shall hold said securities and property, together with any additions thereto in safe-keeping as hereinafter set forth:

1. COLLECTION/DISTRIBUTION OF FUNDS. The Custodian shall collect all interest, dividends, proceeds of sales, and other moneys due and collectable which derive from the securities held under this Agreement and pay all proper expenses incident to the custody of said securities.

2. COMPENSATION. The Custodian shall be entitled to receive compensation for its services hereunder in accordance with its schedule in effect when the services are performed which compensation will be invoiced directly to the Principal. The Custodian's current fee schedule is attached hereto on Schedule "B".

3. INVESTMENTS. The Custodian shall invest, sell and reinvest only upon written directions from the Principal. Notwithstanding the foregoing, the Custodian may invest any cash awaiting permanent investment or distribution in any short term money market investment utilized by the Custodian including shares of any investment company affiliated with the Custodian or to whom the Custodian provides services. The Principal may select from the short term money market investment and other investments as set forth in the "Disclosure" form. All investment instructions shall be in writing in accordance with Section 16 of this agreement.

      a. As the Principal, or a representative designated in writing by the Principal, specifically directs in writing and/or orally; or

      b. As are in accordance with a broker's bill or confirmation addressed to the account of the Principal at the offices of the Custodian and presented to the Custodian.

      c. As the Principal authorizes designated investment manager per Schedule D to execute transactions in writing and (or) orally; or

      d. The Custodian will hold, earmark and physically segregate for the account all non-cash property, including all securities owned by the Principal, other than securities maintained in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System."

      e. The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of proper instructions, which may be continuing instructions, and only in the following cases:

                  1.) Upon sale of such securities for the account of the Principal and receipt of payment therefore;

                  2.) Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Principal;

                  3.) In the case of a sale effected through a Securities
                  System;

                  4.) To the depository agent in connection with tenders or other similar offers for securities of the Principal;

                  5.) To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                  6.) To the issuer thereof, or its agent, for registration or re-registration pursuant to the provisions of Section 5 hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                  7.) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  8.) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any case, the new securities and cash, if any, are to be delivered to the Custodian;

                  9.) For delivery in connection with any loans of securities made by the Principal, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Principal, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

                  10.) For delivery as security in connection with any borrowing by the Principal requiring a pledge of assets by the Principal against receipt of amounts borrowed;

                  11.) For any other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, or the Principal or a designated representative of the Principal, specifying the delivery instructions and declaring such purposes.


      f. The Bank will notify Principal in a timely fashion of any call for redemption, tender offer, subscription rights, merger, reorganization, consolidation, recapitalization or other similar proceedings affecting such securities that are received by the Bank or published in a financial service described in the following sentence. Financial services to which the Bank subscribes may change from time to time, but the Bank will maintain subscriptions to those financial services which are reasonably necessary to satisfy its obligation hereunder, which are of general applicability to the type of securities held by the Bank for Principal, and which are generally used for that purpose in the securities custody industry. Except with respect to any notices actually received by the Bank, the Bank shall have no responsibility for any failure to give notices if the relevant information is not published in a financial service described in the preceding sentence. Subject to the foregoing, the Bank is under no obligation to ascertain which financial services publish relevant information on a particular security.

            Unless notified by Principal at the time that a particular security is delivered to the Bank that the security is subject to call or delivery outside the United States, or that any notice concerning the security is to be published outside the United States, the Bank will not be responsible for any loss realized by a failure or delay in giving notice of any corporate action affecting such security.

      g. The Custodian may deposit and/or maintain securities owned by the Principal in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

                  1.) The Custodian may keep securities of the Principal in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

                  2.) The records of the Custodian with respect to securities of the Principal which are maintained in a Securities System will identify by book-entry those securities belonging to the Principal;

                  3.) The Custodian will pay for securities purchased for the Principal upon receipt of advice from the Securities System that such securities have been transferred to the Account, and the making of an entry on the records of the Custodian to reflect such payment and transfer for the Principal. The Custodian will transfer securities sold for the account of the Principal upon receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Principal. The Custodian will periodically furnish the Principal an account statement showing confirmation of each transfer to or from the account of the Principal and each day's transactions in the Securities System for the account of the Principal.;

                  4.) The book-entry system of the Federal Reserve System authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC, each are hereby specifically approved as a Securities System, provided that any changes in these arrangements shall be subject to the approval of the Board; and

                  5.) The Custodian will be liable to the Principal for any direct loss or damage to the Principal resulting from use of the Securities System to the extent caused by the gross negligence, misfeasance, or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any indirect, special, consequential or punitive damages.

4. STATEMENTS. The Custodian shall provide the Principal with a statement of assets and transactions monthly.

The Custodian will make a good faith effort to obtain and maintain accurate market prices on securities it holds for the Principal. The Custodian will reprice securities at such frequency as it, in its sole discretion deems appropriate. Such repricing will be performed at least monthly, Limited Partnerships, that are not publicly traded will be repriced at least annually. The Custodian, however, makes no warranties or guarantees as to the accuracy of such pricing or repricing, and will not be liable to the Principal in any way as a result of the Principal's actions which are taken as a result of relying on market price information provided by the Custodian.

5. APPOINTMENT OF AGENTS. The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board, any bank or trust company, which is qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions as the Custodian may from time to time direct; provided that the appointment of any such agent of sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder. The Custodian is hereby authorized to deposit, arrange for deposit and/or maintain foreign securities owned by the Principal with the Custodian or with the sub-custodians or agents of the Custodian's agent.

6. LIABILITY FOR INVESTMENTS. The Custodian shall not be liable or held responsible for any loss or depreciation in the value of the account resulting from any investments or changes in investments made as aforesaid. The Custodian is not at any time under any duty to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of securities. The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to acts of God, strikes, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

7. REGISTRATION. The Custodian may hold assets in its sole discretion, in the name of a nominee, in bearer form, in book-entry form or in a clearing corporation or depository, so long as its records clearly indicate that the assets are held in this account. As long as the rights of the Principal to receive income and other rights normally given a registered holder of securities are not affected in any way.

8. TRADE ORDERS. All trades shall be made through broker/dealers selected by the Custodian, except to the extent that the Principal provides otherwise as set forth in Schedule "D". The compensation for providing this service is, the commission charged by the broker and any transaction fees set forth in Schedule "B".

9. TRANSACTION ADVICE/AUTHORIZATIONS. The Principal (please initial indicating selection, acknowledgment and acceptance)

      Shall receive
                        ------------

      Shall not receive
                        ------------

transaction advices for all security purchases and sales (other than daily cash investments). An election not to receive such transaction advices may be revoked by the Principal in writing.

10. DISBURSEMENTS/OVERDRAFTS. All disbursements and purchases are made from the account's collected, available funds and it is the policy of the Custodian to not have overdrafts. However, from time to time due to any number of reasons, such as, a miscalculation of activity, an overdraft will occur. The overdraft must be cleared in a timely manner and the Custodian reserves the right to claim compensation at the prevailing prime interest rate.

Principal has signed agreements to use a third party, CTC ("Bank") for loans of overdrafts. Subject to the terms and conditions of the loan agreement, Bank may, in its sole and absolute discretion, make loans to Borrower acting for a Portfolio (each, a "Loan", and, collectively the "Loans") at such times and in such amounts as

Borrower may request, which amounts may be borrowed, repaid and reborrowed, provided that the Loans shall not exceed in aggregate principal amount at any one time outstanding, the maximum amount Borrower is then permitted under the 1940 Act to borrow for such Portfolio.

Borrower shall pay Bank interest, in arrears, on the principal amount of each Loan from the date on which such Loan is made pursuant to the statement above until such Loan is due under the Agreement, at a rate per annum during each Interest Period equal to 30-day LIBOR on the Interest Commencement Date of such Interest Period plus one percent (100 basis points).

When requesting a disbursement for payment of expenses, the Principal will furnish the Bank (a) proof of payment to the third party from whom the goods or services were purchased, and (b) information sufficient to permit the Bank to determine that the reimbursement is authorized by the Principal.

When requesting a distribution of assets from the capital account, the Principal will furnish the Bank a request Stating (a) the amount of the distribution to be made and (b) the manner in which the distribution was calculated.

11. AMENDMENT/TERMINATION. The Principal and the Custodian expressly reserve the right at any time and from time to time, by mutual agreement in writing, to alter, amend, modify this Agreement, either in whole or in part. Either party may terminate this Agreement at any time upon written notice to the other. Such resignation would be effective 60 days from the notification date, or such date as may be mutually agreed upon. Fees will be prorated to the date of termination. No assignment of this Agreement by the Custodian shall be effective without the prior written consent of the Principal.

12. NOTICE. Any notice, report or other written communication provided for herein shall be mailed or otherwise delivered to FBR National Bank and Trust, Trust Custody Department, 4922 Fairmont Ave., Bethesda, MD 20814, or to the Principal at the address listed in account information schedule, unless either party has notified the other in writing of a different address. Any written communication shall be sufficient if received by facsimile transmission.

13. INDEMNIFICATION. The Principal shall indemnify and hold the Custodian, its officers, agents, employees, representatives, parent, affiliates or subsidiaries harmless from any and all claims, losses, costs, expenses, fees, legal fee charges, damages, liabilities, actions, causes of actions, or any other sums whatsoever, charged to, incurred or paid by the Custodian in connection with, related to, or arising from, directly or indirectly, this Agreement, or by reason of any other contracts or agreements entered into by the Custodian in compliance herewith; save and except this indemnification shall not apply to claims, losses, costs, expenses, fees, charges, damages, liabilities, actions, or causes by action or conduct of the Custodian, its officers, agents, employees, or representatives, which under the particular and given circumstances involved departs from normal, customary or acceptable practice in the industry or trade, or which involves gross negligence or willful misconduct of the Custodian, its officers, agents, employees, or representatives, for all of which the Custodian shall be liable to the Principal under this agreement. The Principal shall indemnify and hold the Custodian harmless for following Principal's instructions.

14. PROXIES. The Custodian shall take all reasonable actions to obtain information with regard to redemptions, maturities, subscription rights, conversion privileges and matters of a like nature and transmit such information to the Principal promptly. If any situation comes to the attention of the Custodian which will or may require the enforcement or exercise of any of the rights or privileges pertaining to any fixed obligation or debt security held hereunder, the Custodian shall give prompt notice thereof to the Principal and shall take only such action as the Principal directs in writing. The Custodian shall forward to the Principal, any and all information relative to the voting of proxies on stock held in the account. The Principal may then forward the completed proxy information to the respective company involved. Please refer to Schedule "C" for important information concerning the Shareholder Communications Act.

15. TAXES. The Principal shall be responsible for the filing of all tax returns and for the payment of all taxes including income taxes, capital gains taxes, personal property taxes and any other taxes applicable to this account. The Custodian shall not pay any taxes of any kind except those which may be incidental to the transfer of securities.

16. AUTHORIZED PERSONS. The Principal agrees to provide a list of authorized persons from whom the Custodian may take instruction. The Principal further agrees to furnish a new list if those persons authorized should change. Until such new list is received, the Custodian shall be protected in acting on the instruction of the then current list of authorized persons. The Custodian shall be entitled to rely upon any written or oral instruction actually received by the Custodian and reasonably believed by the Custodian to be duly authorized by the Principal or his designee. In the case of oral instructions the Principal agrees to forward to the Custodian written instructions confirming the oral instructions.

17. MULTIPLE ACCOUNTS. From time to time, the Principal may instruct the Custodian to open and maintain more than one custody account. Unless the Principal and Custodian otherwise expressly agree, such accounts will be governed by the provisions of this Agreement.

18. ON-LINE ACCESS. If the Custodian provides on-line access by means of a computer terminal to the Principal, or a representative designated by the Principal, for the retrieval of account information, the following terms and conditions shall be applicable:

      A. Access may be restricted, at the sole option of the Custodian, to such data, reports and time of day as may, in the opinion of the Custodian, be necessary to ensure the proper and efficient performance of the Custodian's computer system; and

      B. Users of the on-line access agree to establish appropriate internal procedures to control access to account information and in no case will the Custodian be liable to the Principal for any losses which the Principal may experience as a result of having information available via a computer terminal.

      C. Users understand and agree that they will provide any terminal equipment (e.g., computers, including communications software, modems or other hardware devices) at their site necessary to use On-Line Access, and shall bear any and all costs and expenses with respect thereto as well as for the use of any third party telecommunications networks or direct-dial telephone lines used in connection therewith.

19. GOVERNING LAW. Maryland Law shall govern the construction and interpretation of this Agreement.

20. SEVERABILITY. Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

21. THIRD PARTIES. This agreement shall be binding upon and the benefits hereof shall insure to the parties hereto and their respective successors and assigns. However, nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

22. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement between the parties and supersedes any and all prior proposals, agreements, and representations between them, whether written or oral.

In witness whereof, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.

                                    Navellier Millennium Funds


                                    By:
------------------------                --------------------------------------
Date                                    Name

                                        Signature
                                                 -----------------------------






                                         FBR National Bank and Trust


Date                                By:
------------------------                --------------------------------------
                                        Name

                                        Signature
                                                 -----------------------------

                                   SCHEDULE A



This page has intentionally been left blank.

                                   SCHEDULE B

                                  FEE SCHEDULE

      Accounts held at FBR National Bank & trust, will be charged for administration and custody services. All fees will be calculated and billed, in accordance with the following schedule:

SCHEDULE DETAILS:
DOMESTIC FEE SCHEDULE
CATEGORY 1
United States
ASSET BASED FEE:
*First $250,000,000 .000175
 Next $100,000,000 .000150
 Next $100,000,000 .000125
 Next $100,000,000 .0001
 Over $550,000,000 .00009

Fees are charged monthly with a minimum of $500 per month per portfolio.

*The market value of money market mutual funds services by FBR National Bank & Trust is excluded from the market value for fee calculation.

TRANSACTION FEES:

*$7 per DTC Domestic Book Entry Security Transaction
$1 per DTC Dividend and Interest Payment
$7 per Fed Security Transaction
$1 per Fed Principal Payment
$1 per Fed Interest Payment
$7 per Mutual Fund Transaction
$25 per Physical Transaction
$35 per Futures and Options Transaction
$10 per Wire Transfer
$50 per Security Loan Transaction

*Includes domestic and securities of foreign origination that are settled in the U.S. and in USD, i.e.: ADR's and WEB's

Security transaction includes buy, sell, free receipt, free delivery, maturity, redemption, stock split (includes sale of fraction), stock dividend (includes sale of fraction), merger, tender, exchange and capital changes.

Transaction fees charged by the broker/dealer firm executing the transaction are passed through to the client account with the trade.

Compensation for additional services will be charged according to the nature of the service and the responsibilities undertaken.

GLOBAL FEE SCHEDULE
ANNUAL ADMINISTRATION FEE
      7.0 bps on the first $250 million on non-US assets
      5.0 bps on the next $250 million of non-US assets
      3.0 bps after $500 million of non-US assets

Assets held in specific countries will incur additional annualized asset-based charges plus transaction charges associated with each region.

CATEGORY II

Australia         Germany           1.5 basis points on the market value
Canada            Japan             $70 per security transaction
Cedel             United Kingdom
Euroclear

CATEGORY III

Belgium           New Zealand       5.0 basis points on the market value
Denmark           Norway            $75 per security transaction
France            South Africa
Ireland           Spain
Italy             Sweden
Netherlands       Switzerland

CATEGORY IV

Austria           Singapore         12.0 basis points on market value
Finland           Thailand          $100 per security transaction
Malaysia          Nimibia
Mexico            Ghana
S. Korea          Kenya
Hong Kong         Zambia
Argentina         Sri Lanka
Brazil

                                    INTERMEDIATE

CATEGORY V

Greece            Czech Republic    25.0 basis points on market value
Philippines       Ecuador           $100 per security transaction
Taiwan            Turkey
Bermuda           Botswana
Zimbabwe

CATEGORY VI

Indonesia         Luxembourg        40.0 basis points on market value
Peru              Portugal          $110 per security transaction


                                    EMERGING

CATEGORY VII

Egypt             Chile             60.0 basis points on market value
China-Shanghai    China-Shenzhen    $140 per security transaction
Columbia          Cyprus
Bangladesh        Israel
Hungary           India
Jordan            Mauritius
Pakistan          Poland
Uruguay           Venezuela


Security transaction includes but, sells, free receipt, free delivery, maturity, redemption, stock Split (includes sale of fraction), stock dividend (includes sale of fraction), merger, tender, Exchange, capital change and mortgaged backed securities principal paydown.

               PORTFOLIO TO CHARGE: PRINCIPAL
               FREQUENCY OF CHARGE: MONTHLY
               DATE OF CHARGE: LAST DAY


Acknowledgement and Acceptance of stated Fee Schedule:


_________________________________Signature

                                   SCHEDULE C

In an effort to permit direct communications between a company which issues securities and the shareholder that votes those securities, the Securities and Exchange Commission has adopted Rule 14b-1(c).

The Securities and Exchange Commission Rule directs us to contact each customer for whom we hold securities and determine whether or not you authorize us to provide your name, address and share position to requesting companies whose stock you own. If you tell us "no", we will not provide this information to requesting companies. If you tell us "yes", we will provide the information. Under the Rule, your "yes" or "no" will apply to all securities that we hold for you.

We may provide this information either directly to the requesting companies or through a third party vendor.

For your protection, the Rule prohibits the requesting company from using your name and address for any purpose other than corporate communications.

Please complete the authorization below by checking one of the alternatives. Under the law, unless you indicate your objection in writing, you are deemed to "not object".

YES ( ) You are authorized to release my name, address, and share positions to requesting issuers

NO ( ) You are not authorized to release my name, address or share positions to requesting issuers



----------------------------------                    ----------------
Authorized Signature                                        Date

                                   SCHEDULE D

The Principal hereby acknowledges that the Principal has been informed and fully understands that trade orders will be processed through broker/dealers selected by the Custodian, unless other brokers are specified. Please provide the list of any and all brokers that are to be utilized.




------------------------------            -------------------------------
Principal                                 Authorized Signature




------------------------------            -------------------------------
Principal                                 Authorized Signature



Date:
     -------------------------

                                   SCHEDULE E

INVESTMENT DIRECTION

The custodian shall invest, sell and reinvest in this account only upon instructions from the Principal. All investment instructions shall be in writing in accordance with Section 16 of this agreement. Notwithstanding the foregoing, the Custodian shall invest any cash awaiting permanent investment or distribution in the manner indicated below:

100% (initials) Fund for Government Investors ("FGI"), except when the total cash investment of all affiliated Navellier Funds exceeds 3 per centum of the total outstanding stock of FGI. At such time the Custodian, unless otherwise instructed and depending upon availability, shall purchase an overnight Federal Agency Discount Note or an overnight Repurchase Agreement with cash in excess of the above limitation.

Dividends paid by FGI at month end will be reinvested in FGI unless otherwise instructed by the investment advisor.

                              DISCLOSURE STATEMENT

FBR FUND FOR GOVERNMENT INVESTORS- FBR Fund for Government Investors, a money market fund, is Registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an Open-end, no-load, diversified management investment company that invests in short-term marketable debt Securities issued by the United States Government, its agencies and instrumentality's, and repurchase Agreements secured by such securities, with the sole objective of achieving current income with safety of principal.

THE SHARES OFFERED BY FBR FUND FOR GOVERNMENT INVESTORS ORE NOT DEPOSITS OR OBLIGATIONS OF ANY BANK, ARE NOT ENDORSED OR GUARANTEED BY ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER US GOVERNMENT AGENCY; AND, THEY ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

There is an affiliate relationship between FBR Fund for Government Investors and the Custodian. Money Management Advisers, Inc. (MMA) is a wholly owned subsidiary of FBR National Bank and Trust. Money Management Advisers, Inc. provides investment advisory and management services to FBR Fund for Government Investors. The undersigned reserves the right, from time to time, to change the designation of the above references Money Market investments and will issue written instructions to the Directed Trustee or Custodian accordingly.

DUE TO SECTION 326 OF THE USA PATRIOT ACT, FBR NATIONAL TRUST COMPANY MAY CONSULT CHOICEPOINT COMPLIANCE.COM AND (OR) AUTOTRACK XP.COM TO VERIFY YOUR TAX ID OR SOCIAL SECURITY NUMBER, NAME AND ADDRESS OR ANY INFORMATION NEEDED TO COMPLY WITH THE ACT. THESE WEBSITES ARE IN CONNECTION WITH THE FEDERAL CRIMES ENFORCEMENT NETWORK (FINCEN) AND THE NATIONAL CREDIT UNION ADMINISTRATION.

The Principal, Navellier Funds hereby acknowledges having received a copy of this disclosure and a Fund for Government Investors prospectus.



------------------------------            -------------------------------
Principal Signature                       Authorized Signature

                        PERSONAL PROFILE

Name:

Address:


Address Verification:

Tax ID:

ID Verification:

Relationship:

Date of Birth:

Social Security:

Citizenship:

Telephone Number:

Marital Status:


Contact Person:

      Address:


      Telephone Number:

METHOD FOR DISPOSING OF ASSETS:  FIFO    LIFO   HIFO   AVERAGE
(circle one)

                                  AMENDMENT TO
                     AGREEMENT FOR FUND ACCOUNTING SERVICES,
                  TRANSFER AGENT SERVICES AND CUSTODY SERVICES
                                    BETWEEN
                         THE NAVELLIER MILLENNIUM FUNDS
                                       AND
                            FBR NATIONAL BANK & TRUST


Effective April 1, 2001, the following amendments are hereby made to the Agreement for Fund Accounting Services, Transfer Agent Services and Custody Services dated July 31, 1998 by and between The Navellier Millennium Funds and Rushmore Trust and Savings, FSB.

1. Whereas on March 31, 2001 Rushmore Trust and Savings, FSB converted from a federal savings bank to a national bank charter to be known as FBR National Bank & Trust and was immediately acquired by Friedman, Billings, Ramsey Group, Inc., the name Rushmore Trust and Savings, FSB shall be replaced throughout the Agreement with FBR National Bank & Trust (the "Company").

2.  The following section shall be added to the Agreement:

ARTICLE 30:   PRIVACY

The Company agrees that it will only use and disclose nonpublic personal information of Investment Company shareholders in the ordinary course of providing contracted services to the Investment Company and as permitted by law.

FBR National Bank & Trust                 Investment Companies
                                          (Listed on Exhibit 1)



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Linda R. Paisley                          Arjen Kuyper
President and CEO                         Treasurer